                                                                      EXHIBIT i.







September 18, 2002


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549


         Re:      VALIC Company I
                  File Numbers 2-83631 and 811-3738


Dear Sir or Madam:

As counsel to VALIC Company I (the "Registrant"), it is my opinion that the securities being registered by this Post-Effective Amendment No. 36 will be legally issued, fully paid and non-assessable when sold. My opinion is based on an examination of documents related to the Registrant, including its Articles of Incorporation, its By-laws, other records, documents, papers, statutes, and authorities as deemed necessary to form the basis of this opinion. Therefore, I consent to filing this opinion of counsel with the Securities and Exchange Commission as an Exhibit to the Registrant's Registration Statement.

Sincerely,


/s/ Nori Gabert
----------------------------
Nori L. Gabert
Vice President and Secretary